Exhibit 99.1

SemiLEDs Reports Fourth Quarter and Fiscal Year End 2016

Financial Results

Hsinchu, Taiwan (November 21, 2016) — SemiLEDs Corporation (NASDAQ: LEDS), “SemiLEDs” or the “Company,” a developer and manufacturer of LED chips and LED components, today announced its financial results for the fourth quarter and full year of fiscal year 2016, ended August 31, 2016.

Revenue for the fourth quarter of fiscal 2016 was $1.9 million, a 21% decrease compared to $2.4 million in the third quarter of fiscal 2016. GAAP net loss attributable to SemiLEDs stockholders for the fourth quarter of fiscal 2016 was $12.2 million, compared to a loss of $3.3 million in the third quarter of 2016, or a net loss of $4.07 per diluted share, compared to a net loss of $1.11 per diluted share for the third quarter of fiscal 2016. The GAAP net loss of $12.2 million for the fourth quarter of fiscal 2016 included impairment charges of $9.3 million of which $7.4 million pertained to property, plant and equipment, $1.2 million pertained to intangible assets, $0.1 million pertained to goodwill and $0.6 million pertained to cost method investments.

On a non-GAAP basis, net loss attributable to SemiLEDs stockholders for the fourth quarter of fiscal 2016 was $2.8 million, or a net loss of $0.94 per diluted share, compared to non-GAAP net loss attributable to SemiLEDs stockholders of $3.1 million, or a loss of $1.06 in the third quarter of 2016.

GAAP gross margin for the fourth quarter of fiscal 2016 was negative 66%, compared with gross margin for the third quarter of fiscal 2016 of negative 61%. Operating margin for the fourth quarter of fiscal 2016, which was negatively impacted by the impairment of long-lived assets and investments was negative 614%, compared with negative 132% in the third quarter of fiscal 2016. The Company’s cash and cash equivalents was $6.0 million, including a $500 thousand cash advance received toward the future issuance of a convertible note at August 31, 2016, compared to $3.5 million at the end of the third quarter of fiscal 2016. Cash used in operating activities was $0.5 million in the fourth quarter of fiscal 2016, compared with $1.3 million in the third quarter of fiscal 2016.

We expect revenue for the first quarter ending November 30, 2016 to be $2.2 million to $2.6 million.

About SemiLEDs

SemiLEDs develops and manufactures LED chips and LED components primarily for general lighting applications, including street lights and commercial, industrial and residential lighting, along with specialty industrial applications such as ultraviolet (UV) curing, medical/cosmetic, counterfeit detection, horticulture, architectural lighting and entertainment lighting. SemiLEDs sells blue, white, green and UV LED chips.

Non-GAAP Financial Measures

SemiLEDs has provided in this press release adjusted financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. SemiLEDs uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to, but not as a substitute for, GAAP measures, in evaluating the Company’s operational performance. SemiLEDs believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating operating results and trends, and in comparing its financial results with other companies in SemiLEDs’ industry, many of which present similar non-GAAP financial measures to investors. The historical non-GAAP financial measures presented above exclude the following items required to be included by GAAP: non-cash stock-based compensation charges, non-cash impairment charges on long-lived assets, goodwill and investments,  employee termination benefits and the related tax effect, if any. In addition to the non-GAAP financial measures discussed above, SemiLEDs also uses free cash flow as a measure of operating performance. Free cash flow represents cash provided by operating activities less capital expenditures.

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Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of historic non-GAAP financial measures to GAAP results has been provided in the financial statement tables included in this press release.

Forward Looking Statements

This press release contains statements that may constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, any projection of future revenues, any statements about historical results that may suggest trends for SemiLEDs’ business; any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief regarding recovery of the LED industry, market opportunities and other future events or technology developments; any statements regarding SemiLEDs’ position to capitalize on any market opportunities; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future SemiLEDs’ or industry performance based on management’s judgment, beliefs, current trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. SemiLEDs’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and other SemiLEDs filings with the SEC (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risks and other factors that may affect SemiLEDs’ business, results of operations and financial condition. SemiLEDs undertakes no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Christopher Lee
Chief Financial Officer
SemiLEDs Corporation
+886-37-586788
investor@semileds.com

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SEMILEDS CORPORATION AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(In thousands of U.S. dollars)

	August 31,	August 31,
	2016	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,030	$4,808
Accounts receivable (including related parties), net	900	2,049
Inventories	4,067	5,924
Prepaid expenses and other current assets	640	891
Total current assets	11,637	13,672
Property, plant and equipment, net	8,813	20,779
Intangible assets, net	44	1,353
Goodwill	—	54
Investments in unconsolidated entities	1,368	2,014
Other assets	373	648
TOTAL ASSETS	$22,235	$38,520
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current installments of long-term debt	$314	$1,068
Accounts payable	1,326	1,650
Advance receipt toward the convertible note	500	—
Accrued expenses and other current liabilities	2,761	3,597
Total current liabilities	4,901	6,315
Long-term debt, excluding current installments	2,595	2,839
Other liability	3,097	—
Total liabilities	10,593	9,154
Commitments and contingencies
EQUITY:
SemiLEDs stockholders’ equity
Common stock	—	—
Additional paid-in capital	175,384	172,117
Accumulated other comprehensive income	3,398	3,083
Accumulated deficit	(167,179)	(145,904)
Total SemiLEDs stockholders’ equity	11,603	29,296
Noncontrolling interests	39	70
Total equity	11,642	29,366
TOTAL LIABILITIES AND EQUITY	$22,235	$38,520

SEMILEDS CORPORATION AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(In thousands of U.S. dollars and shares, except per share data)

	Three Months Ended		Year Ended August 31,
	August 31, 2016	May 31, 2016	2016	2015
Revenues, net	$1,883	$2,378	$10,140	$14,124
Cost of revenues	3,132	3,828	15,078	18,214
Gross loss	(1,249)	(1,450)	(4,938)	(4,090)
Operating expenses:
Research and development	409	394	2,026	2,443
Selling, general and administrative	1,210	1,267	4,767	6,986
Impairment of long-lived assets	8,635	—	8,635	—
Goodwill impairment	55	—	55	—
Employee termination benefits	—	59	207	—
Loss (gain) on disposals of long-lived assets, net	4	(29)	(23)	(221)
Total operating expenses	10,313	1,691	15,667	9,208
Loss from operations	(11,562)	(3,141)	(20,605)	(13,298)
Other income (expenses):
Impairment loss on investment	(597)	—	(597)	—
Equity in loss from unconsolidated entities	—	(79)	(79)	(56)
Interest expenses, net	(10)	(13)	(52)	(94)
Other income (loss), net	(16)	48	85	119
Foreign currency transaction gain (loss), net	4	(78)	(56)	12
Total other expenses, net	(619)	(122)	(699)	(19)
Loss before income taxes	(12,181)	(3,263)	(21,304)	(13,317)
Income tax expense	—	—	—	1
Net loss	(12,181)	(3,263)	(21,304)	(13,318)
Less: Net loss attributable to noncontrolling interests	(10)	(10)	(29)	(44)
Net loss attributable to SemiLEDs stockholders	$(12,171)	$(3,253)	$(21,275)	$(13,274)
Net loss per share attributable to SemiLEDs stockholders:
Basic and diluted	$(4.07)	$(1.11)	$(7.25)	$(4.62)
Shares used in computing net loss per share attributable to SemiLEDs stockholders:
Basic and diluted	2,990	2,932	2,934	2,871

SEMILEDS CORPORATION AND SUBSIDIARIES

Unaudited Reconciliation of GAAP to Non-GAAP Measures

(In thousands of U.S. dollars, except per share data)

	Three Months Ended		Year Ended August 31,
Non-GAAP Net Loss	August 31, 2016	May 31, 2016	2016	2015
GAAP net loss attributable to SemiLEDs stockholders	$(12,171)	$(3,253)	$(21,275)	$(13,274)
Adjustments:
Impairment losses	9,287	—	9,287	—
Employee termination benefits	—	59	207	—
Stock-based compensation expense	83	99	382	1,289
Income tax effect	—	—	—	—
Non-GAAP net loss attributable to SemiLEDs stockholders	$(2,801)	$(3,095)	$(11,399)	$(11,985)

Diluted net loss per share attributable to SemiLEDs stockholders:
GAAP net loss	$(4.07)	$(1.11)	$(7.25)	$(4.62)
Non-GAAP net loss	$(0.94)	$(1.06)	$(3.88)	$(4.20)

	Three Months Ended		Year Ended August 31,
Free Cash Flow	August 31, 2016	May 31, 2016	2016	2015
Net cash used in operating activities	$(530)	$(1,333)	$(3,439)	$(4,525)
Less: Capital expenditures	154	184	821	1,574
Total free cash flows	$(684)	$(1,517)	$(4,260)	$(6,099)